Exhibit 1

                             JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of NextWave Wireless Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 6th day of April, 2007.


Dated: April 6, 2007

                                          ALLEN SALMASI

                                          By: /s/ Allen Salmasi
                                              --------------------------------



                                          NICOLE SALMASI

                                          By: /s/ Nicole Salmasi
                                              --------------------------------


                                          NAVATION, INC.

                                          By: /s/ Allen Salmasi
                                              --------------------------------
                                              Name: Allen Salmasi
                                              Title: Chief Executive Officer